                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       Date of Report: February 10, 1998


                              CD Warehouse, Inc.
                              ------------------
             (Exact name of registrant as specified in its charter)


                                   Delaware
                                   --------
                 (State or other jurisdiction of incorporation)


             333-15139                               73-1504999
             ---------                               ----------
         (Commission File Number)      (I.R.S. Employer Identification No.)


  1204 Sovereign Row, Oklahoma City, OK                          73108
  -------------------------------------                          -----
(Address of principal executive offices)                       (Zip Code)

                                (405) 949-2422
                                --------------
                  (Registrant's telephone, including area code)

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Item 5.  Other Events.

     On February 10, 1998, the Company activated two separate credit facilities with Merrill Lynch Business Financial Services Inc. The first credit facility is in the principal amount of $500,000.00, and is convertible to a 5-year term loan commencing December 1, 1998. The second facility, also in the principal amount of $500,000.00, matures on December 31, 1998. Amounts borrowed under both of the facilities bear interest at a variable rate per annum equal to the sum of 3.10% plus the 30-Day Commercial Paper Rate (as published in The Wall Street Journal).

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

     The following documents are filed as part of this Report:

     10.1 WCMA(R) Note, Loan and Security Agreement dated as of December 4, 1997, between CD Warehouse, Inc. and Merrill Lynch Business Financial Services Inc.

     10.2 Term WCMA(R) Loan and Security Agreement dated as of November 28, 1997, between CD Warehouse, Inc. and Merrill Lynch Business Financial Services Inc.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              CD WAREHOUSE, INC.
                                              (Registrant)



Date:          March 6, 1998                  BY: /s/ Jerry W. Grizzle
                                                 ---------------------
                                                  Jerry W. Grizzle,
                                                  President and Chief
                                                  Executive Officer

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                                INDEX TO EXHIBITS

                                                                   Appears at
                                                                  Sequentially
Exhibit                                                             Numbered
Number         Description                                            Page
------         -----------                                         ------------
   10.1        WCMA(R)Note, Loan and Security Agreement dated as        5
               of December 4, 1997, between CD Warehouse, Inc.
               and Merrill Lynch Business Financial Services Inc.

   10.2 Term WCMA(R) Loan and Security Agreement dated as of November 28, 1997, between CD Warehouse, Inc.
               and Merrill Lynch Business Financial Services Inc.

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